Exhibit 10.10
EXECUTION COPY

AMENDMENT No. 1 and WAIVER No. 1
TO THE
CREDIT AGREEMENT
dated as of April 7, 2006
among
Kansas City Southern de México, S.A. de C.V.
(formerly known as TFM, S.A. de C.V.),
as Borrower
ARRENDADORA TFM, S.A. de C.V.,
as Guarantor
CERTAIN LENDERS,
BANK OF AMERICA, N.A.,
as Administrative Agent,
and
BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO
FINANCIERO BBVA BANCOMER,
as the Collateral Agent

     THIS AMENDMENT No. 1 AND WAIVER NO. 1 TO THE CREDIT AGREEMENT, dated as of April 7, 2006 (this “Amendment”), is entered into among Kansas City Southern de México, S.A. de C.V. (formerly known as TFM, S.A. de C.V., a corporation with variable capital (sociedad anónima de capital variable) organized under the laws of Mexico (the “Borrower”), Arrendadora TFM, S.A. de C.V., a corporation with variable capital (sociedad anónima de capital variable) organized under the laws of the Mexico (“Arrendadora”), each of the lenders that is a signatory hereto under the caption “LENDERS” on the signature pages hereto and each other Person that becomes a “Lender” after the date hereof pursuant to Section 11.8(b) of the Credit Agreement, as defined below (each a “Lender”), Bank of America, N.A., as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, as the collateral agent for the Beneficiaries (as defined in the Credit Agreement) (in such capacity, together with its successors in such capacity, the “Collateral Agent”).
RECITALS
     WHEREAS, the Borrower, the Guarantor, the Lenders, the Administrative Agent and the Collateral Agent have entered into the Credit Agreement, dated as of October 24, 2005 (the “Credit Agreement”);
     WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below, in accordance with Section 11.3 of the Credit Agreement, subject to the conditions set forth herein; and
     WHEREAS, the parties hereto desire to waive certain obligations of the Borrower under the Credit Agreement, subject to the conditions set forth herein,
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     SECTION 2. Amendments. (a) The parties hereto hereby agree that the definition of “Indebtedness” in Section 1.1 of the Credit Agreement shall be deleted and the following definition shall be inserted in proper alphabetical order:
“Indebtedness” shall mean, with respect to any Person at any date of determination (without duplication):
(a) all indebtedness of such Person for borrowed money;
(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
Amendment No. 1 and Waiver
No. 1 to the Credit Agreement

(c) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, financial guaranty insurance policies or similar instruments;
(d) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person’s business and other than the Specified Deferred Payment Obligations);
(e) all obligations of such Person as lessee under Capitalized Leases (but not operating leases);
(f) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (e) and (h) of this definition;
(g) all Indebtedness of other Persons secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (i) the fair market value of such Property at such date of determination and (ii) the amount of such Indebtedness; and
(h) to the extent not otherwise included in this definition, net obligations to make payments under Swap Agreements.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that, in the case of clause (h) above, the amount of Indebtedness shall be the mark-to-market amount of such obligations at such date.
(b) The parties hereto hereby agree to add the following definition in Section 1.1 of the Credit Agreement which shall be inserted in proper alphabetical order:
“Specified Deferred Payment Obligations” mean all payment obligations as in effect as of April 1, 2006 with respect to: (a) the locomotive maintenance agreements with each of Alstom Transporte, S.A. de C.V. and GETS Locomotive Services, S.A. de C.V., and (b) a track maintenance rehabilitation agreement with Alstom Transporte, S.A. de C.V. that accrue and are recorded on the Borrower’s balance sheet. Such payment obligations are set forth on Schedule I to the Amendment No. 1 and Waiver No. 1 to the Credit Agreement dated as of April 7, 2006 among Kansas City Southern de México, S.A. de C.V., Arrendadora TFM, S.A. de C.V., each of the lenders that is a signatory thereto, Bank of America, N.A., as the administrative agent and BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, as the collateral agent.
(c) The parties hereto hereby agree to eliminate the minimum and the multiple borrowing thresholds of the Tranche A2 Loans that the Borrower may request on a Borrowing Date under Section 2.1(b)(i), such that such Tranche A2 Loans may be borrowed in any amount.
(d) The parties hereto hereby agree that Section 6.2(b) of the Credit Agreement shall be deleted and substituted with the following:
“(b) as soon as available, and in any case within 45 days of the end of each of the first three fiscal quarters of each year, beginning with the fiscal quarter ending on September 30, 2005, the unaudited consolidated financial statements of the Borrower and
Amendment No. 1 and Waiver
No. 1 to the Credit Agreement

its Consolidated Subsidiaries in respect of such fiscal quarter prepared in accordance with GAAP, consistently applied (except as otherwise discussed in the notes to such financial statements), which financial statements shall present fairly in accordance with GAAP (subject to absence of footnotes), the financial condition of the Borrower and its Consolidated Subsidiaries as at the end of the relevant fiscal quarter of each fiscal year and the results of the operations of the Borrower and its Consolidated Subsidiaries for such fiscal quarter; provided that for so long as the Borrower files a Form 10-Q with the Securities and Exchange Commission, the furnishing by the Borrower to the Administrative Agent of such Form 10-Q for each fiscal quarter of the Borrower shall satisfy the Borrower’s obligation to provide the financial statements contemplated in this clause (b); ”
     SECTION 3. Waiver. (a) The parties hereto hereby waive the reporting requirements in Section 6.2(a) of the Credit Agreement, requiring that the Borrower shall deliver to the Administrative Agent the information contained therein within 90 days of the end of each fiscal year with respect to fiscal year 2005, provided that such reports shall be delivered to the Administrative Agent by April 30, 2006.
     (b) The parties hereto hereby waive the reporting requirements in Section 6.2(b) of the Credit Agreement, requiring that the Borrower shall deliver to the Administrative Agent within 45 days of the end of the last fiscal quarter of 2005 the reports contained therein.
     (c) The parties hereto hereby waive the reporting requirements in Section 6.2(c) of the Credit Agreement, requiring that the Borrower shall deliver to the Administrative Agent updated financial projections of the Borrower for the three year period commencing on January 1, 2006 by March 31, 2006, provided that such projections shall be delivered to the Administrative Agent no later than April 30, 2006.
     (d) The parties hereto hereby waive the requirement in Section 6.2(d) of the Credit Agreement with respect to the delivery of a certificate of a Responsible Officer of the Borrower concurrently with the delivery of the financial statements pursuant to Section 6.2(a) and (b) with respect to the end of fiscal year 2005, provided that such certificate shall be delivered to the Administrative Agent no later than April 30, 2006.
     (e) The parties hereto hereby waive compliance with the obligations of Section 7.1(c) of the Credit Agreement for the four quarters ending December 31, 2005 if compliance therewith was calculated without giving effect to the amendment to the definition of “Indebtedness” set forth in Section 2(a) above, provided that the Borrower is in compliance therewith after giving effect to such amendment.
     SECTION 4. Representations and Warranties. Each of the Borrower and each Guarantor represents and warrants to the Administrative Agent, the Collateral Agent and the Lender that:
     (a) The representations and warranties made in the Credit Agreement are (or after giving effect hereto will be) true and correct as if made on the date hereof.
     (b) The execution and delivery by each of the Borrower and the Guarantor of this Amendment and the performance by it of its obligations hereunder (i) are within its corporate
Amendment No. 1 and Waiver
No. 1 to the Credit Agreement

powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not and will not contravene or conflict with any provision of (A) its organizational documents, (B) any Applicable Law, decree, judgment, award, injunction or similar legal restriction in effect, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect or (C) any document or other contractual restriction binding upon or affecting it or any of its Properties, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect.
     SECTION 5. Effect of Amendment. All provisions of the Credit Agreement, except as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in any Loan Document (or any other document) referring to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Credit Agreement other than as expressly set forth herein.
     SECTION 6. Effectiveness. This Amendment shall become effective on the date when the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the Borrower, the Guarantor, each Agent and the Majority Lenders and the following documents, each in form and substance satisfactory to the Administrative Agent:
(a)	certified copies of the Organizational Documents of the Borrower and the Guarantor (unless such Organizational Documents have not been modified since the Effective Date (other than the modification to the Borrower’s Organizational Documents to change the name of TFM, S.A. de C.V. to Kansas City Southern de México, S.A. de C.V., which was effective on December 2, 2005), as certified by an authorized officer of the Borrower or the Guarantor, as applicable), and

(b)	if required by Applicable Law, documents (including appropriate resolutions of its shareholders or the Board of Directors or similar body) evidencing due authorization of the execution, delivery and performance by it of this Amendment by the Borrower and the Guarantor, or a certification from an authorized officer of the Borrower and the Guarantor if such documents are not required by Applicable Law.
     SECTION 7. Governing Law. THIS AMENDMENT THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     SECTION 8. Counterparts. This Amendment may be executed on any number of separate counterparts (including by fax or electronic delivery), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     SECTION 9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment (or the Credit Agreement).
Amendment No. 1 and Waiver
No. 1 to the Credit Agreement

     SECTION 10. Loan Document. The parties hereto hereby acknowledge and agree that this Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
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Amendment No. 1 and Waiver
No. 1 to the Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., as Borrower
By:
Name:
Title:

By:
Name:
Title:

ARRENDADORA TFM, S.A. DE C.V., as Guarantor
By:
Name:
Title:

By:
Name:
Title:
Amendment No. 1 and Waiver
No. 1 to the Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:
Amendment No. 1 and Waiver
No. 1 to the Credit Agreement

BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER, as Collateral Agent
By:
Name:
Title:

Amendment No. 1 and Waiver
No. 1 to the Credit Agreement

Schedule I
Payment Schedule for Service Agreement Indebtedness
(Amounts in millions)
Rehabilitation and track maintenance on Line N
Alstom Transporte S.A. De C.V.

2006	$2.5
2007	2.4
2008	2.2
2009	2.1
2010	1.9
2011	1.8
2012	1.0

$13.9

Locomotive and maintenance agreements
Alstom Transporte S.A. De C.V. and
GETS Locomotive Services S.A. de C.V.

	Alstom	GETS	Total
2006	$4.5	$3.8	$8.3
2007	4.6	3.9	8.5
2008	4.8	1.7	6.5
2009	2.0	0.4	2.3

	$15.9	$9.8	$25.6

Schedule I to the Amendment
No. 1 and Waiver No. 1 to the
Credit Agreement